Exhibit 99.4
Aggregate Statement of Principal and Interest Distributions to
Certificateholders as of December 31,2005
Structured Asset Mortgage Investments II Trust 2005-F3
Pass-Through Certificates
Series 2005-F3
Ending
Class Principal Interest Loss Balance
FA 1,240,336.50 282,500.00 0.00 73,759,663.50